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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2003, except with respect to Note 21 as to which the date is March 4, 2003 relating to the financial statements of Corporate Office Properties Trust, which appears in Corporate Office Properties Trust's Annual Report on Form 10-K for the year ended December 31, 2002.

        We also consent to the incorporation by reference in this Registration Statement of our reports dated (i) July 9, 2003 relating to the historical summary of revenue and certain expenses of Dulles Tech/Ridgeview and (ii) July 10, 2003 relating to the historical summary of revenue and certain expenses of 13200 Woodland Park Drive, all of which appear in Corporate Office Properties Trust's Current Report on Form 8-K filed on August 4, 2003.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
January 6, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS